EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Shares of RADIUS GLOBAL INFRASTUCTURE, INC. dated as of September 25, 2023 is signed by each of the undersigned and shall be filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: September 25, 2023	magnetar financial llc

By: Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Hayley A. Stein
Name: Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: September 25, 2023	magnetar capital partners LP

By: Supernova Management LLC, its General Partner

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: September 25, 2023	supernova management llc

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman, Manager

Date: September 25, 2023	DAVID J. SNYDERMAN

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman